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                                                                      EXHIBIT 23











INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 2-74613 on Form S-16 and No. 33-66474 on Form S-8 of Mobile Gas Service Corporation, and No. 333-02271 on Form S-3 of EnergySouth, Inc. (the "Company"), successor to Mobile Gas Service Corporation, of our report dated November 6, 1998, appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 1998.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia
December 28, 1998